Third Quarter 2021 Quarterly Update

CANNAE HOLDINGS THIRD QUARTER 2021 QUARTERLY UPDATE 1 Quarterly Highlights The quarter began with the closing of Foley Trasimene Acquisition Corp.’s (“FTAC”) business combination with Alight, Inc. (“Alight”) on July 2, 2021. Upon the closing, Cannae holds 50.4 Million shares of Alight (NYSE: ALIT) common shares and 8.0 Million warrants (NYSE: ALIT-W) to purchase Alight common shares. Based on closing prices at the end of the quarter, these securities had a fair value of $603.0 Million against a cost of $440.5 Million. Between July 1st through July 13, 2021, Cannae repurchased 200,000 shares of its own common stock, bringing the total this year to $96.5 Million and 2.73 Million shares, or just under 3% of previously outstanding shares. There are now 88.9 Million shares of Cannae outstanding. On July 30, 2021, Cannae closed on the sale of certain assets and liabilities associated with the Village Inn and Bakers Square brands for $13.5 Million, representing the Company’s exit from the Village Inn and Baker’s Square restaurant brands. Cannae invested $32 Million in Sightline Payments (“Sightline”) earlier this year and a further $240 Million in August 2021, to lead another funding round that values the company at more than $1 Billion, post-money. With this addition, Cannae owns approximately 33% of Sightline. On September 1, 2021, Cannae closed on the sale of its interests in the development at Rock Creek, Idaho, for approximately $43 Million. Cannae sold 1 Million shares of Ceridian HCM Holdings, Inc. (“Ceridian” or “CDAY”) during September 2021, under a covered call arrangement, generating $2.6 Million of option income and $100.0 Million of gross proceeds. Cannae also sold another 1 Million shares on October 21st for gross proceeds of $125.8 Million. Combined, these transactions comprise a blended return of over 18x Cannae’s pre-IPO investment. Following this transaction, Cannae holds 10.0 Million shares of CDAY with a market value of $1.2 Billion as of November 8, 2021. WILLIAM P. FOLEY, II Chairman Fellow Shareholders, Our largest deployment of cash this quarter was our investment in Sightline Payments. Just as “ticket-in, ticket-out” represented a watershed event in the slot machine industry, Sightline Payments’ Play+ application is positioned to do the same for cashless gaming within casinos. Sightline Payments is the premier provider of cashless payment solutions to the online and physical gaming markets. Its solutions include cashless payment methods for slot machines and table games in physical casinos, and funding methods for iCasinos and online sports betting—all within a highly regulated industry. The new Resorts World Casino in Las Vegas opened using Sightline’s Play+ cashless technology. The platform is currently in various stages of testing and deployment in additional major Las Vegas strip casinos and other gaming destinations around the United States. We have high expectations for Sightline’s growth and performance and are excited to be partnered with Omer and his team. I am also thrilled our Alight transaction closed in early Q3 and has performed well in the aftermarket. Alight is a true industry utility, providing the premier employee engagement platform to both the Fortune 100 and 500, and a growing number of middle market enterprises. Stephan and his team have been executing ahead of plan on their BPaaS transformation and have identified compelling tuck-in acquisitions as well. Cannae’s stock has been trading at a significant discount to its intrinsic value. We have addressed the issue this year by returning cash to our shareholders via buybacks and selective conversion of assets to cash. During this year, Cannae repurchased nearly 3% of the outstanding shares, returning almost $100 Million to our shareholders.

CANNAE HOLDINGS THIRD QUARTER 2021 QUARTERLY UPDATE 2 Further, our team has continued to convert non-core assets to cash that we can use for further investments and return cash to our shareholders through share repurchases. Year- to-date, Cannae has sold three brands associated with the restaurant group, two real estate investments, financial services investments, and debt investments for total proceeds of more than $100 Million. Our six core portfolio holdings (DNB, CDAY, PSFE, ALIT, Optimal Blue, and Sightline Payments) account for 82% of total assets of Cannae (excluding cash). Looking ahead to Q4, we are working towards closing on Trebia Acquisition Corp.’s merger with System1. We expect this transaction to close early in 2022. System1’s best-in-class technology, high growth and margins, and nimble business model differentiates it amongst its digital marketing peers, and I am looking forward to sharing their growth with you as we move towards closing. We are actively looking for targets for Austerlitz II and are hopeful we will have a transaction to announce in 2022. We will continue to pursue a disciplined investment strategy focused on industry utilities where we can improve profitability, add value to management’s existing efforts, and identify value-enhancing M&A transactions. I expect the continued transparency around, and simplification of, our story will both help close the discount in our stock price and drive NAV even higher. WILLIAM P. FOLEY, II Chairman The Company completed the sale of certain assets of Legendary Baking in September 2021, including its primary production facility and certain intellectual property. After the winding down of retained items, the transaction is expected to net more than $13 Million, including amounts received in October 2021, for the sale of its Oak Forest facility. In October 2021, Capital One announced its agreement to acquire Triple Tree, LLC (“Triple Tree”) in a transaction expected to close in the fourth quarter of 2021. Cannae first invested $18.6 Million in Triple Tree in 2012 and has since received over $9.2 Million of cash distributions. At the close of the quarter, Cannae holds approximately 31% of Triple Tree’s equity. As currently structured, Cannae will receive a portion of the purchase price before the end of the year with additional amounts in Q1 2022, and future earnout potential. Total Cannae shareholder equity was $3.5 Billion, or $39.31 per share, as of September 30, 2021, compared to $3.3 Billion, or $35.55 per share, at September 30, 2020. As of November 8, 2021, Cannae has approximately $81 Million in corporate cash plus undrawn capacity of $500 Million from its margin loan and $100 Million from its revolver.

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dun & bradstreet

DUN AND BRADSTREET HOLDINGS, INC. (NYSE: DNB)

(In Millions) (Unaudited)	Three Months Ended September 30, 2021	2020
Total revenues	$ 541.9	$ 444.4
Net earnings (loss)	$ 16.6	$ (16.3)
Adjusted EBITDA	$ 220.4	$ 196.3

Cannae now holds 68.1 Million shares of Dun and Bradstreet Holdings, Inc. ("D&B" or "DNB"), or approximately 16% of total equity, which had a fair value at quarter-end of $1.1 Billion. While this is down from the prior year period, the per share value represents a 2.2x return on our pre-IPO investment and a blended return of 1.7x on our total cash invested of $659.7 Million.

In the third quarter of 2021, DNB grew revenues 21.9% and Adjusted EBITDA by 12.3%, both as compared to the year-ago third quarter. Organic revenue growth was 3.7%, driven by mid single-digit growth in international and low single-digit growth in North America. Looking forward, we expect DNB will continue to ramp in new business growth through the remainder of 2021 and into 2022.

CERIDIAN

CERIDIAN HCM HOLDINGS, INC. (NYSE: CDAY)

In September, Ceridian was one of three companies added to the S&P 500 index, acknowledging their significant growth and best-in-class leaders at the helm. While we have high expectations for CDAY's share price and go-forward valuation, we have continued judiciously trimming our position, selling 1.0 Million shares in September at $100.00 per share and a further 1.0 Million shares in October for $125.75. The proceeds from these sales represents a gross return on money of 16.5x and 20.8x, respectively. Cannae now holds 10.0 Million shares of CDAY, or approximately 7% of Ceridian, worth $1.2 Billion as of November 8, 2021.

alight

ALIGHT, INC. (NYSE: ALIT)

(In Millions) (Unaudited)	Three Months Ended June 30, 2021	2020
Total revenues	$ 671.6	$ 646.7
Net loss	$ (4.2)	$ (24.7)
Adjusted EBITDA	$ 144.9	$ 135.6

Cannae reports its equity in earnings of Alight on a one-quarter lag from ALIT's public filings, and accordingly the table above presents the results for the quarters ended June 30, 2021, and 2020.

Alight completed its business combination with FTAC on July 2, 2021. Cannae initially invested as a member of the FTAC sponsor group, acquiring founder shares and warrants and entered into a $150 Million forward purchase agreement with FTAC. In conjunction with FTAC's business combination, Cannae also funded $250 Million of the PIPE agreement announced in January and acquired additional shares from redeeming shareholders. Cannae's total investment in Alight is $440.5 Million and holds 50.4 Million ALIT common shares and 8.0 Million warrants to purchase ALIT common shares, directly and indirectly through the FTAC Sponsor. Cannae's cost per ALIT common share is $8.65, excluding the cost of the warrants. As of the quarter-end, the aggregate value of these securities was approximately $603.0 Million.

We are very excited about the future of Alight, as it continues to expand its offerings and customer base. The company announced agreements to acquire Sweden's Benify in July, launching Alight Global Benefits, and followed that with an August agreement to acquire ConsumerMedical. Alight's cloud-based technology allows rapid, personalized deployment of new products. The company has completed 9 acquisitions over the past 4 years and will continue to build, buy, and partner to expand on this significant competitive advantage.

Alight added Navistar and Sartorius to the new client roster in the second quarter, and won a significant new project to improve HR and payroll processes at ABN AMRO at the close of the third. Their customer base is a major strategic advantage: Alight serves over half of the Fortune 500 and serves 30 Million employees and family members today, with that number going to an estimated 36 Million once the Federal Thrift program goes live next year. That moat around their business is one of the many things we like about Alight.

CANNAE HOLDINGS THIRD QUARTER 2021 QUARTERLY UPDATE 3

Paysafe:

PAYSAFE LIMITED (NYSE: PSFE)

	Three Months Ended June 30,	
(In Millions) (Unaudited)	**2021**	**2020**
Total revenues	$ 384.3	$ 341.0
Net earnings (loss)	$ 6.8	$ (15.8)
Adjusted EBITDA	$ 118.8	$ 110.4

Cannae reports its equity in earnings of Paysafe on a one-quarter lag, from PSFE's public filings, and accordingly the table above presents the results for the quarters ended June 30, 2021, and 2020.

During the second quarter, Paysafe demonstrated strong momentum in North American iGaming, including 48% revenue growth, and advanced its pilot of the enhanced Skrill digital wallet for U.S. iGaming. Paysafe also announced several wins across digital commerce verticals including digital goods, crypto, financial services, and travel.

In August 2021, Paysafe announced three acquisitions, PagoEfectivo, SafetyPay, and viafintech, enhancing its position as a market leader for eCash and open banking solutions.

The book value of our investment in Paysafe common stock as of September 30, 2021 was $810.6 Million prior to any impairment. The book value comprises $491.9 million of net cash invested (without attribution to costs of warrants) and $318.7 Million related to the fair value of the Company's FPA and PIPE subscription agreements immediately prior to the close of the business combination, and our ratable portion of Paysafe's second quarter earnings. Based on quoted market prices, the aggregate value of our ownership of Paysafe common stock was $418.8 million as of September 30, 2021. Due primarily to the quantum of the decrease in the fair market value of our investment, management determined the decrease in value of our investment in Paysafe was other-than-temporary. Accordingly, we recorded an impairment of $391.8 million in the three months ended September 30, 2021 which is included in Recognized (losses) gains, net, on our Condensed Consolidated Statement of Operations.

Paysafe is scheduled to release their third quarter 2021 results on November 11, 2021.

optimalblue

OPTIMAL BLUE (PRIVATE)

	Three Months Ended September 30,	
(In Millions) (Unaudited)	**2021**	**2020**
Total revenues	$ 46.4	$ 37.2
Net loss	$ (17.6)	$ (4.3)
Adjusted EBITDA	$ 26.3	$ 16.3

Note: Cannae made its investment in Optimal Blue on September 15, 2020. Financial information for the three months ended September 30, 2020, is presented for comparative purposes.

In the third quarter, Optimal Blue continued its momentum, rolling out new products and integrating products. From a new product perspective, new functionality was rolled out to allow pricing on construction lending. From an integration perspective, work continued on Empower correspondent channel integrations and work was completed with the LoanCatcher integration. During Q3, work also began on the development of a next generation hedge platform leveraging Resitrader and CompassPoint's engines to bring the best of both CompassPoint and Optimal Blue's Secondary Services platforms together in a brand new cloud-based platform. Optimal Blue's hedge products allow a lender to hedge the interest rate risk between locking a loan and closing the loan.

Sightline

SIGHTLINE PAYMENTS (PRIVATE)

In the third quarter of 2021, Cannae invested $240.0 Million in Sightline Payments to increase its ownership in Sightline from 5% to approximately 33%.

In the third quarter of 2021, Sightline continued to grow its customer base, signing deals with Parx Casinos and Ute Mountain tribe for their cashless casino products. The company is in negotiations with five large casino groups in the U.S. On the digital side of Sightline's business, the company signed deals with 888 Digital, Bally Bet, FUBU Gaming, and Esports Entertainment Group.

CANNAE HOLDINGS THIRD QUARTER 2021 QUARTERLY UPDATE 4

CANNAE HOLDINGS THIRD QUARTER 2021 QUARTERLY UPDATE 5 SPAC UPDATES AUSTERLITZ ACQUISITION CORPORATION I TM AUSTERLITZ ACQUISITION CORPORATION I (NYSE: AUS) On March 2, 2021, Austerlitz Acquisition Corporation I (NYSE: AUS, AUS WS) (“Austerlitz I” or “AUS”) closed on its upsized IPO with the underwriters exercising their full over-allotment, raising gross proceeds of $690 Million. As part of the Sponsor group, Cannae invested $1.6 Million for 1.1 Million AUS private placement warrants and an economic interest of approximately 10% in the AUS Sponsor. On May 10, 2021, AUS and Wynn Interactive, Ltd. (“Wynn”) announced that they entered into a definitive agreement and plan of merger. The transaction reflects an implied pro-forma enterprise value for Wynn of approximately $3.2 Billion. In conjunction with the Wynn transaction, Cannae and Austerlitz I announced a mutual agreement to terminate the previously announced $50 Million forward purchase agreement, in which Cannae agreed to purchase, immediately prior to the closing of the AUS’ initial business combination transaction, an aggregate of 5 Million Austerlitz I Class A ordinary shares and 1.25 Million Austerlitz I public warrants. Cannae retained 1.1 Million founder shares. Separately, Cannae agreed to subscribe for Austerlitz I Class A ordinary shares in order to fund redemptions by shareholders of Austerlitz I in connection with the Wynn transaction, in an amount of up to $690 Million for a placement fee of approximately $3.5 Million. On June 24, 2021, AUS filed a preliminary registration statement with the United States Securities and Exchange Commission (“SEC”) for the Wynn transaction. TREBIA ACQUISITION CORPORATION (NYSE: TREB) As a member of the founder group, Cannae invested $1.9 Million in Trebia Acquisition Corp. (NYSE: TREB) (“Trebia”) for founder shares and private placement warrants. On June 29, 2021, Trebia and System1 LLC (“System1”), a leading omnichannel customer acquisition marketing platform, announced that they entered into a definitive agreement and plan of merger (“S1 Merger”). The transaction reflects an implied pro-forma enterprise value for System1 of approximately $1.4 Billion. System1 combines best-in-class technology and data science to operate the Responsive Acquisition Marketing Platform (RAMP). System1’s RAMP is omnichannel and omnivertical, and built for a privacy-centric world. RAMP enables the building of powerful brands across multiple consumer verticals, the development and growth of a suite of privacy-focused products, and the delivery of high-intent customers to advertising partners. For more information, visit www.system1.com. As part of the S1 Merger, Cannae announced a mutual agreement to terminate the previously announced $75 Million forward purchase agreement, in which Cannae agreed to purchase, immediately prior to the closing of Trebia’s initial business combination transaction, an aggregate of 7.5 Million Trebia Class A ordinary shares and 2.5 Million Trebia warrants. Cannae also agreed to an equity backstop commitment of up to $200 Million in the combined company, with 50% of this commitment being applied against the first $200 Million of Trebia stockholder potential future redemptions, and the next $100 Million applied against Trebia stockholder potential future redemptions beyond $200 Million, if any. Cannae retained 1.5 Million founder shares as well as 0.2 Million deferred founder shares subject to a $12.50 per share vesting price. Cannae earns additional founder shares if backstops exceed $75 Million. On November 2, 2021, Trebia filed an amended registration statement on Form S-4 with the SEC presenting combined results for the comparative six months ended June 30, 2021, and 2020. Trebia expects the transaction to close early in 2022.

CANNAE HOLDINGS THIRD QUARTER 2021 QUARTERLY UPDATE 6 Third Quarter Statements of Operations (In Millions, except per share data) (Unaudited) Three Months Ended September 30, 2021 2020 Restaurant revenue $ 175.1 $ 129.4 Other operating revenue 10.9 10.3 Total operating revenue 186.0 139.7 Cost of restaurant revenue 154.8 121.7 Personnel costs 21.9 16.7 Depreciation and amortization 6.3 6.5 Other operating expenses 27.8 23.2 Total operating expenses 210.8 168.1 Operating loss (24.8) (28.4) Interest, investment and other income 18.7 4.7 Interest expense (2.3) (1.6) Recognized (losses) gains, net (186.2) 189.6 Total other (expense) income (169.8) 192.7 (Loss) earnings before tax (194.6) 164.3 Income tax (benefit) expense (34.7) 35.1 Earnings (losses) of unconsolidated affiliates 41.4 (1.2) Less: earnings (losses) attributable to noncontrolling interests 2.5 (3.9) Net (loss) earnings attributable to Cannae common shareholders $ (121.0) $ 131.9 Per share amounts: EPS attributable to Cannae common shareholders - basic $ (1.36) $ 1.44 EPS attributable to Cannae common shareholders - diluted $ (1.36) $ 1.44 Cannae weighted average shares - basic 88.8 91.3 Cannae weighted average shares - diluted 88.9 91.6 Adjusted EBITDA reconciliation: (Loss) earnings before tax $ (194.6) $ 164.3 Interest expense 2.3 1.6 Depreciation and amortization 6.3 6.5 Non-cash losses (gains) and asset impairment charges, net 195.8 (186.5) Adjusted EBITDA $ 9.8 $ (14.1)

CANNAE HOLDINGS THIRD QUARTER 2021 QUARTERLY UPDATE 7 Year-to-Date Statements of Operations (In Millions, except per share data) (Unaudited) Nine Months Ended September 30, 2021 2020 Restaurant revenue $ 532.3 $ 398.7 Other operating revenue 28.0 16.6 Total operating revenue 560.3 415.3 Cost of restaurant revenue 462.8 375.6 Personnel costs 58.3 69.2 Depreciation and amortization 20.6 22.2 Other operating expenses 115.6 68.0 Goodwill impairment — 7.7 Total operating expenses 657.3 542.7 Operating loss (97.0) (127.4) Interest, investment and other income 20.1 15.2 Interest expense (6.9) (6.4) Recognized (losses) gains, net (224.7) 1,682.8 Total other income (211.5) 1,691.6 (Loss) earnings before tax (308.5) 1,564.2 Income tax (benefit) expense (47.4) 335.6 Earnings of unconsolidated affiliates 86.5 3.6 Less: earnings (losses) attributable to noncontrolling interests 3.1 (22.7) Net (loss) earnings attributable to Cannae common shareholders $ (177.7) $ 1,254.9 Per share amounts: EPS attributable to Cannae common shareholders - basic $ (1.97) $ 14.97 EPS attributable to Cannae common shareholders - diluted $ (1.97) $ 14.94 Cannae weighted average shares - basic 90.3 83.8 Cannae weighted average shares - diluted 90.4 84.0 Adjusted EBITDA reconciliation: (Loss) earnings before tax $ (308.5) $ 1,564.2 Interest expense 6.9 6.4 Depreciation and amortization 20.6 22.2 Non-cash losses (gains) and asset impairment charges, net 305.2 (1,262.2) Adjusted EBITDA $ 24.2 $ 330.6

CANNAE HOLDINGS THIRD QUARTER 2021 QUARTERLY UPDATE 8 Balance Sheets (In Millions) (Unaudited) September 30, 2021 December 30, 2020 Current assets: Cash and cash equivalents $ 234.2 $ 724.7 Fixed maturity securities available for sale, at fair value — 35.2 Other current assets 91.8 84.3 Total current assets 326.0 844.2 Equity securities, at fair value 1,241.7 1,799.1 Investments in unconsolidated affiliates 2,268.2 1,453.0 Lease assets 177.2 202.3 Property and equipment, net 99.7 145.8 Other intangible assets, net 27.8 51.8 Goodwill 53.4 53.4 Other long term investments and noncurrent assets 119.5 63.8 Total assets $ 4,313.5 $ 4,613.4 Current liabilities: Accounts payable and other accrued liabilities, current $ 92.8 $ 93.2 Lease liabilities, current 23.8 26.2 Income taxes payable 38.0 47.4 Deferred revenue 14.6 23.9 Notes payable, current 7.4 11.3 Total current liabilities 176.6 202.0 Notes payable, long term 220.4 52.2 Deferred tax liabilities 190.1 325.3 Lease liabilities, long term 169.3 195.6 Accounts payable and other accrued liabilities, long term 49.3 53.1 Total liabilities 805.7 828.2 Additional paid-in capital 1,883.7 1,875.8 Retained earnings 1,752.1 1,929.8 Treasury stock (117.6) (21.1) Accumulated other comprehensive loss (18.8) (4.9) Noncontrolling interests 8.4 5.6 Total equity 3,507.8 3,785.2 Total liabilities and equity $ 4,313.5 $ 4,613.4

Book Value Summary

(In Millions, except per share data) (Unaudited)

The following is a summary of the book value of the Company by investment, net of applicable deferred taxes:		September 30, 2021		December 31, 2020
Ceridian	$	1,008.3	$	1,215.7
Dun & Bradstreet		596.0		668.5
Alight		490.9		—
Paysafe		436.8		—
Optimal Blue		272.1		281.7
Sightline Payments		271.8		—
AmeriLife		108.2		118.3
Restaurant Group		95.0		109.8
CorroHealth		77.5		79.6
SPAC sponsor investments and valuation of forward purchase and backstop agreement assets		11.6		252.6
Senator Joint Venture		—		259.6
Holding company cash		173.3		666.0
Other investments and holding company assets and liabilities, net		155.7		127.9
Holding company debt		(197.8)		—
Cannae book value	$	3,499.4	$	3,779.6
Outstanding Cannae shares		88.9		91.7
Cannae book value per share	$	39.36	$	41.22

Invested Capital

(In Millions) (Unaudited)

The following is the cost of invested capital for the Company's portfolio used in determining management fees payable to our external manager, Trasimene Capital Management, LLC.		September 30, 2021		December 31, 2020
Dun & Bradstreet	$	659.7	$	726.1
Paysafe		496.6		—
Alight		440.5		—
Optimal Blue		289.0		289.0
Sightline Payments		272.0		—
AmeriLife		121.3		121.3
Restaurant Group		105.8		145.4
CorroHealth		72.5		72.5
Senator Joint Venture		—		164.6
Other		108.1		94.6
Total cost of invested capital	$	2,565.5	$	1,613.5

CANNAE HOLDINGS THIRD QUARTER 2021 QUARTERLY UPDATE 9

CANNAE HOLDINGS THIRD QUARTER 2021 QUARTERLY UPDATE 10 Use of Non-GAAP Financial Information Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non- GAAP financial measures for certain investments which we believe provides useful information to investors and ratings agencies regarding our affiliates’ results, operating trends and performance between periods. We define our consolidated Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, and amortization, as adjusted to exclude non-cash gains and impairment charges. We present our consolidated Adjusted EBITDA because we believe it provides management and investors with meaningful information about the non-cash results of the Company. Dun & Bradstreet D&B’s non-GAAP measures include adjusted earnings before interest, taxes, and depreciation and amortization (adjusted EBITDA). Adjusted results are non-GAAP measures that adjust for the impact due to purchase accounting application and divestitures, restructuring charges, equity-based compensation, acquisition and divestiture-related costs (such as costs for bankers, legal fees, due diligence, retention payments and contingent consideration adjustments), and other non-core gains and charges that are not in the normal course of our business (such as gains and losses on sales of businesses, impairment charges, effect of significant changes in tax laws, and material tax and legal settlements). We present D&B’s adjusted EBITDA because D&B believes that these supplemental non-GAAP financial measures provides useful information to investors and rating agencies regarding its results, operating trends, and performance between periods. D&B management regularly uses these supplemental non-GAAP financial measures internally to understand, manage, and evaluate its business and make operating decisions. These non-GAAP measures are among the factors D&B management uses in planning for and forecasting future periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, D&B’s reported results prepared in accordance with GAAP. D&B’s adjusted EBITDA is defined as net income or loss excluding the following items: (i) depreciation and amortization; (ii) interest expense and income; (iii) income tax benefit or provision; (iv) other expenses or income; (v) equity in net income of affiliates; (vi) net income attributable to noncontrolling interests; (vii) dividends allocated to preferred stockholders; (viii) other incremental or reduced expenses from the application of purchase accounting (e.g. commission asset amortization); (ix) equity-based compensation; (x) restructuring charges; (xi) merger and acquisition-related operating costs; (xii) transition costs primarily consisting of non-recurring incentive expenses associated with D&B’s synergy program; (xiii) legal reserve and costs associated with significant legal and regulatory matters; and (xiv) asset impairment. D&B excludes amortization of recognized intangible assets resulting from the application of purchase accounting because it is non-cash and not indicative of its ongoing and underlying operating performance. Recognized intangible assets arise from acquisitions, or primarily D&B’s accounting for its privatization in 2019. D&B believes that recognized intangible assets by their nature are fundamentally different from other depreciating assets that are replaced on a predictable operating cycle. Unlike other depreciating assets, such as developed and purchased software licenses or property and equipment, there is no replacement cost once these recognized intangible assets expire and the assets are not replaced. Additionally, D&B’s costs to operate, maintain and extend the life of acquired intangible assets and purchased intellectual property are reflected in its operating costs as personnel, data fee, facilities, overhead, and similar items. Management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of recognized intangible assets will recur in future periods until such assets have been fully amortized. Alight Alight’s Adjusted EBITDA, defined as earnings before interest, taxes, depreciation, and intangible amortization adjusted for the impact of certain non-cash and other items that it does not consider in the evaluation of ongoing operational performance, is a non-GAAP financial measure used by management and Alight stakeholders to provide useful supplemental information that enables a better comparison of our performance across periods. We believe Alight’s Adjusted EBITDA provides visibility to its underlying operating performance by excluding the impact of certain items, including interest expense, income

CANNAE HOLDINGS THIRD QUARTER 2021 QUARTERLY UPDATE 11 taxes, depreciation of fixed assets, amortization of intangible assets, share-based compensation, expenses related to restructuring and integration plans, and other adjustments, because management does not believe these expenses are representative of Alight’s core earnings. Paysafe Paysafe’s Adjusted EBITDA is defined as net income (loss) before the impact of income tax (benefit) expense, interest expense, net, depreciation and amortization, share-based compensation, impairment expense on intangible assets, restructuring and other costs, loss (gain) on disposal of subsidiaries and other assets, net, and other income (expense), net. These adjustments also include certain costs and transaction items that are not reflective of the underlying operating performance of Paysafe. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of Revenue. Management believes Adjusted EBITDA to be a useful profitability measure to assess the performance of our businesses and improves the comparability of operating results across reporting periods. Management believes the presentation of Paysafe’s non- GAAP Adjusted EBITDA and Adjusted EBITDA margin provide users with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of Paysafe’s core operating performance. In addition, management believes the presentation of Paysafe’s non-GAAP financial measures provides useful supplemental information in assessing its results on a basis that fosters comparability across periods by excluding the impact on Paysafe’s reported GAAP results of acquisitions and dispositions that have occurred in such periods. However, these non-GAAP measures exclude items that are significant in understanding and assessing Paysafe’s financial results or position. Therefore, these measures should not be considered in isolation or as alternatives to revenue, net income, cash flows from operations, or other measures of profitability, liquidity, or performance under GAAP. Optimal Blue We include Optimal Blue and its predecessor entities’ Adjusted EBITDA, a non-GAAP financial measure, in this release. Adjusted EBITDA is used by management to assess performance of Optimal Blue. Optimal Blue’s Adjusted EBITDA is defined as net income or loss before interest, taxes, depreciation, and amortization, as adjusted to exclude, non-recurring transaction and integration costs related to Black Knight’s acquisition of Optimal Blue and Optimal Blue’s predecessor entity’s historical acquisitions, equity-based compensation expense, historical non-recurring expenses of Optimal Blue’s predecessor entities, and management consulting fees paid by Optimal Blue’s predecessor entities to certain of its previous equity holders. Management believes that Adjusted EBITDA is helpful in highlighting the performance trends of Optimal Blue because it excludes non-cash costs and the results of decisions that are outside the normal course of Optimal Blue’s ongoing business operations. All of the above non-GAAP measures have important limitations as analytical tools and should be considered in context with the GAAP financial presentation and should be viewed in addition to, and not be considered in isolation or as a substitute for analysis of, results reported in accordance with GAAP. Further, our and our affiliate’s non-GAAP measures may be calculated differently from similarly-titled measures of other companies in their respective industries. Reconciliations of these non-GAAP measures to related GAAP measures are provided below.

CANNAE HOLDINGS THIRD QUARTER 2021 QUARTERLY UPDATE 12 Dun & Bradstreet Cannae accounts for its investment in D&B using the equity method of accounting; therefore, its results do not consolidate into the Company’s. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of D&B’s net earnings or loss in earnings (loss) from equity investees in our consolidated results of operations. See the Company’s Annual Report on Form 10-K for further information on the Company’s accounting for its investments in D&B. Further information on Dun & Bradstreet’s (NYSE: DNB) financial results can be found in its filings with the SEC and on its investor relations website at http://investor.dnb.com. D&B Adjusted EBITDA Reconciliation (In Millions) (Unaudited) Three Months Ended September 30, 2021 2020 Net income (loss) attributable to D&B $ 16.6 $ (16.3) Interest expense, net 48.1 60.7 Income tax benefit (2.8) (9.1) Depreciation and amortization 156.7 134.3 EBITDA 218.6 169.6 Other (income) expense, net (13.3) 8.8 Equity in net income of affiliates (0.7) (0.6) Net income attributable to non-controlling interest 1.6 2.0 Other incremental or reduced expenses and revenue from the application of purchase accounting and acquisitions (4.0) (4.6) Equity-based compensation 9.0 9.7 Merger and acquisition costs 2.1 2.3 Restructuring charges 4.8 4.4 Transition costs 1.7 4.4 Legal expense associated with significant legal and regulatory matters 0.5 — Asset impairments 0.1 0.3 Adjusted EBITDA $ 220.4 $ 196.3

CANNAE HOLDINGS THIRD QUARTER 2021 QUARTERLY UPDATE 13 Alight Cannae accounts for its investment in Alight using the equity method of accounting; therefore, its results do not consolidate into the Company’s. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of Alight’s net earnings or loss in earnings (loss) from equity investees in our consolidated results of operations. The Company acquired its interest in Alight on July 2, 2021, and reports its results on a three-month lag. Accordingly, our result of operations for the three and nine months ended September 30, 2021, do not include any results of Alight. The information below for the three months ended June 30, 2021, is presented for informational purposes only. See the Company’s Quarterly Reports on Form 10-Q for further information on the Company’s accounting for its investments in Alight. Further information on Alight’s (NYSE: ALIT) financial results can be found in its filings with the SEC and on its investor relations website at http://investor.alight.com. Alight Adjusted EBITDA Reconciliation (In Millions) (Unaudited) Three Months Ended June 30, 2021 2020 Net Income $ (4.2) $ (24.7) Interest expense, net 61.5 53.3 Income taxes (2.2) (5.0) Depreciation and amortization 74.6 72.8 EBITDA 129.6 96.4 Share-based compensation 2.8 1.5 Non-recurring professional expenses (1) 8.6 — Transformation initiatives (2) — 7.6 Restructuring 2.5 21.7 Other (3) 1.4 8.4 Adjusted EBITDA $ 144.9 $ 135.6 (1) Non-recurring professional expenses primarily includes external advisor costs related to Alight’s merger with Foley Trasimene Acquisition Corporation completed on July 2, 2021. (2) Transformation initiatives in fiscal year 2020 includes expenses related to enhancing our data center. (3) Other primarily includes long-term incentive expenses and expenses related to acquisitions in fiscal year 2020.

CANNAE HOLDINGS THIRD QUARTER 2021 QUARTERLY UPDATE 14 Paysafe Limited Cannae accounts for its investment in Paysafe using the equity method of accounting; therefore, its results do not consolidate into the Company’s. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of Paysafe’s net earnings or loss in earnings (loss) from equity investees in our consolidated results of operations. The Company acquired its interest in Paysafe on March 30, 2021, and reports its results on a three-month lag. Accordingly, our results of operations for the three and nine months ended September 30, 2021, include the results of Paysafe for the three months ended June 30, 2021. Information for the three months ended June 30, 2020, is presented for comparative purposes. See the Company’s Quarterly Reports on Form 10-Q for further information on the Company’s accounting for its investments in Paysafe. Further information on Paysafe’s (NYSE: PSFE) financial results can be found in its filings with the SEC and on its investor relations website at http://ir.paysafe.com. Paysafe Limited Adjusted EBITDA Reconciliation (In Millions) (Unaudited) Three Months Ended June 30, 2021 2020 Net income (loss) $ 6.8 $ (15.8) Interest expense, net 62.7 42.5 Income tax expense (benefit) 16.7 (2.7) Depreciation and amortization 70.1 67.5 Share-based compensation 3.3 — Impairment expense on intangible assets 1.3 5.0 Restructuring and other costs 4.5 4.4 Other (income) expense, net (46.6) 9.5 Adjusted EBITDA $ 118.8 $ 110.4

CANNAE HOLDINGS THIRD QUARTER 2021 QUARTERLY UPDATE 15 Optimal Blue Cannae accounts for its investment in Optimal Blue using the equity method of accounting; therefore, its results do not consolidate into the Company’s. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of Optimal Blue’s net earnings or loss in earnings (loss) from equity investees in our consolidated results of operations. We acquired our initial interest in Optimal Blue on September 15, 2020. Accordingly, our earnings (loss) from equity investees for the three months ended September 30, 2020, includes our ratable share of Optimal Blue’s net loss for the period from September 15, 2020, to September 30, 2020. Financial information for the three months ended September 30, 2020, represents the historical information of Optimal Blue, LLC and Compass Analytics, LLC, the operating businesses which now make up the entity in which we are invested in, and is presented for comparative purposes. See the Company’s Annual Report on Form 10-K for further information on the Company’s accounting for its investment in Optimal Blue. Optimal Blue Adjusted EBITDA Reconciliation (In Millions) (Unaudited) Three Months Ended September 30, 2021 2020 Net loss $ (17.6) $ (4.3) Interest expense 8.0 5.1 Income tax (benefit) expense (2.3) 2.3 Depreciation and amortization 34.3 10.1 EBITDA 22.4 13.2 Transaction and integration costs 1.6 — Equity-based compensation 2.3 3.0 Management fees — 0.1 Adjusted EBITDA $ 26.3 $ 16.3

CANNAE HOLDINGS THIRD QUARTER 2021 QUARTERLY UPDATE 16 About Cannae Holdings, Inc. Cannae Holdings, Inc. (NYSE: CNNE) is engaged in actively managing and operating a group of companies and investments, as well as making additional majority and minority equity portfolio investments in businesses. Cannae’s current principal holdings include Dun & Bradstreet Holdings, Inc. (NYSE: DNB), in which Cannae holds 68 Million shares of DNB, or an approximately 16% interest. Cannae’s second principal holding is Ceridian (NYSE: CDAY), in which Cannae owns 10 Million shares representing an approximately 7% interest. Cannae also holds approximately 54 Million shares, or approximately 8% of Paysafe (NYSE: PSFE), as well as 8.1 Million Paysafe warrants. Cannae holds approximately 50 Million shares, or approximately 10%, of Alight, Inc (NYSE: ALIT), as well as 8 Million Alight warrants. Cannae’s other principal holdings include Optimal Blue and Sightline Payments, of which Cannae owns approximately 20% and 33%, respectively. Forward-Looking Statements and Risk Factors This document contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions, or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, changes in the financial markets, and changes in the conditions resulting from the outbreak of a pandemic, such as the novel COVID-19; the overall impact of the outbreak of COVID-19 and measures to curb its spread, including the effect of governmental or voluntary mitigation measures such as business shutdowns, social distancing, and stay-at-home orders; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; risks associated with our split-off from Fidelity National Financial, Inc., the Investment Company Act of 1940; and, risks and uncertainties related to the success of our externalization. This document should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors,” and other sections of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission.

MANAGEMENT TEAM William P. Foley, II Chairman Richard N. Massey Chief Executive Officer David W. Ducommun President Bryan D. Coy Chief Financial Officer Michael L. Gravelle EVP, General Counsel & Corporate Secretary Ryan R. Caswell SVP, Corporate Finance Brett A. Correia Chief Accounting Officer THIRD QUARTER 2021 CONFERENCE CALL DETAILS Date: November 9, 2021 Time: 5:00 pm ET Participant dial in: 1-877-407-0789 (Domestic) 1-201-689-8562 (International) Replay Availability A replay may be accessed by dialing 1-844-512-2921, or for international callers 1-412-317-6671, and provid- ing the access code 13723701.  The telephonic replay will be available until 11:59 pm ET on November 16, 2021. Investors and other parties may also listen to a simultaneous webcast of the live call by logging onto the Investors section of the Company’s website at cannaeholdings.com. The online replay will be available on the Company’s website immediately following the call. BOARD OF DIRECTORS William P. Foley, II Chairman Cannae Holdings, Inc. Managing Member Trasimene Capital Management, LLC David Aung, CFA Investment Officer City of San Jose, California Hugh R. Harris Retired Chief Executive Officer Lender Processing Services, Inc. C. Malcolm Holland Chairman & Chief Executive Officer Veritex Holdings, Inc. Mark D. Linehan President & Chief Executive Officer Wynmark Company Frank R. Martire Executive Chairman NCR Corporation Richard N. Massey Chief Executive Officer Cannae Holdings, Inc. Senior Managing Director Trasimene Capital Management, LLC Erika Meinhardt Executive Vice President Fidelity National Financial, Inc. Barry B. Moullet Supply Chain Consultant Board Member CiCi’s Pizza James B. Stallings, Jr. Managing Partner PS27 Ventures, LLC Frank P. Willey Partner Hennelly & Grossfeld LLP COMMON SHARE LISTING Our common stock is listed on the New York Stock Exchange under the symbol CNNE. INDEPENDENT AUDITORS Deloitte & Touche LLP 3883 Howard Hughes Parkway, Suite 400 Las Vegas, NV 89169 TRANSFER AGENT Continental Stock Transfer & Trust 1 State Street, 30th Floor New York, NY 10004 (212) 509-4000 PUBLICATIONS The Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on the Investor Relations section of the Company’s website at cannaeholdings.com. A Notice of Annual Meeting of Shareholders and Proxy Statement are furnished to shareholders in advance of the Annual Meeting. INVESTOR RELATIONS Solebury Trout Jamie Lillis, jlillis@soleburytrout.com Cannae Holdings, Inc. 1701 Village Center Circle Las Vegas, NV 89134 (702) 323-7330 cannaeholdings.com Corporate Information